Exhibit 99.1

Montalvo Spirits, Inc. Secures $10 Million Financing Commitment from Lincoln Park Capital Fund, LLC

Moorpark, CA  September 3, 2013 – Montalvo Spirits, Inc. (OTCQB: TQLA), a developer, marketer and distributor of premium alcoholic beverages, with its initial offering being the award-winning Montalvo Tequila, announced today that it has entered into a purchase agreement with Lincoln Park Capital Fund, LLC (“LPC”), a Chicago-based institutional investor, whereby LPC has purchased $50,000 of our common stock and committed to invest, at the Company’s sole option, up to an additional $10 million of equity capital.

Upon signing the agreement, LPC invested $50,000 in Montalvo at a price of $0.50 per share, a 78% premium over the closing price on Friday, August 30, 2013, as an initial purchase under the agreement.  In addition, during the 24-month term of the purchase agreement the Company, at its sole discretion, has the right to sell to LPC up to an additional $10 million of its common stock, subject to certain conditions, which include the effectiveness of a registration statement with the U.S. Securities and Exchange Commission covering the sale of the shares that may be issued to LPC.  The Company controls the timing and amount of any future investment and LPC is obligated to make purchases, if and when the Company decides in accordance with the purchase agreement

There are no upper limits to the price LPC may pay to purchase Montalvo common stock and the purchase price of the shares related to any future investments will be based on the prevailing market prices of the Company’s shares immediately preceding the notice of sale to LPC.  LPC has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s shares of common stock.  In consideration for entering into the agreement, the Company has issued shares of common stock to LPC as a commitment fee.  The agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty.  The proceeds from this investment will be used to fund the company’s development and marketing of existing and potential spirits brands, and for general corporate purposes.

“We are pleased about this financing agreement, as it gives us flexible access to capital to support and accelerate the growing distribution pipeline of our products as well as to continue to develop and acquire existing products”, commented Alex Viecco, CEO of Montalvo.  “It will give our current and prospective suppliers and wholesale distribution partners comfort to know the company has access to the capital needed to properly develop and market our products.  To minimize dilution for our current investors, we have opted for an approach that allows us to access capital incrementally and as needed over a long period.”

A more detailed description of the agreement is set forth in the Company’s Current Report on Form 8-K recently filed with the SEC which the Company encourages be reviewed carefully.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor will there be any sale of these securities in any jurisdiction in which such offer solicitation or sale are unlawful prior to registration or qualification under securities laws of any such jurisdiction.

About Montalvo Spirits, Inc.

Montalvo Spirits, Inc. develops, markets and distributes premium alcoholic beverages, with its initial offering being the award-winning Montalvo Tequila. The Company plans to focus on artisanal spirit brands with a tradition of excellence and quality. Additional information concerning the Company is available on the Company's website: http://montalvospirits.com

About Lincoln Park Capital (“LPC”)

LPC is an institutional investor headquartered in Chicago, Illinois.  LPC’s experienced professionals manage a portfolio of investments in public and private entities.  These investments are in a wide range of companies and industries emphasizing life sciences, specialty financing, energy and technology.  LPC’s investments range from multiyear financial commitments to fund growth to special situation financings to long-term strategic capital offering companies certainty, flexibility and consistency.  For more information, visit www.lpcfunds.com.

Forward Looking Statements: Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Montalvo Spirits, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Montalvo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the Company's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.
Company Contact:

Media Inquiries:
Amanda Guy Duff
917.575.2964
Amanda@MontalvoTequila.com

Investor Relations:
818.254.8327
IR@MontalvoSpirits.com